Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 29, 2005 in the Registration Statement on Form S-1 and related Prospectus of Omrix biopharmaceuticals, Inc. dated January 18, 2006.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
January 18, 2006	A Member of Ernst & Young Global